UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): November 1, 2017

DULUTH HOLDINGS INC.

(Exact name of registrant as specified in its charter)

Wisconsin	001-37641	39-1564801
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

170 Countryside Drive Belleville, Wisconsin 53508
(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code:  (608) 424-1544

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ⌧

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ⌧

Item 1.01

Entry into a Material Definitive Agreement

On November 1, 2017, Duluth Holdings Inc. (the “Company”) amended its existing Second Amended and Restated Loan Agreement dated as of October 7, 2016, as amended (“Credit Agreement”), among BMO Harris Bank, N.A. (f/k/a Harris N.A.) (the “Lender”) and the Company (the “Second Amendment”), in order to (i) increase the maximum advance amount from $60 million to $80 million for the period beginning on November 1, 2017 and ending on December 31, 2017, and (ii) reduce the maximum advance amount from $80 million to $60 million after December 31, 2017. The Company previously had amended its Credit Agreement to increase the maximum advance amount from $50 million to $60 million from September 29, 2017 through July 31, 2018 (the “First Amendment”).  The maximum advance amount from August 1, 2018 to July 31, 2019 remained unchanged at $60 million.

The foregoing description is qualified in its entirety by reference to the First Amendment and the Second Amendment, which are filed herewith as Exhibits 10.1 and 10.2, which are incorporated by reference into this Item 1.01.

Item 2.03

Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of the Registrant

The information provided in Item 1.01 of this Current Report on Form 8-K pertaining to the Amended and Restated Agreement is incorporated by reference into this Item 2.03.

Item 9.01

Financial Statements and Exhibits

 (d) Exhibits

Exhibit No.	Description
10.1

Amended and Restated Loan Agreement, dated October 7, 2016, among BMO Harris Bank N.A. (f/k/a Harris N.A.) and Duluth Holdings Inc., as amended by the First Amendment to the Amended and Restated Loan Agreement dated September 29, 2017

10.2

Amended and Restated Loan Agreement, dated October 7, 2016, among BMO Harris Bank N.A. (f/k/a Harris N.A.) and Duluth Holdings Inc., as amended by the Second Amendment to the Amended and Restated Loan Agreement dated November 1, 2017

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DULUTH HOLDINGS INC.

Dated: November 6, 2017	By: /s/ Dave Loretta
Dave Loretta Senior Vice President and Chief Financial Officer

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